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                                                                   EXHIBIT 10.17


                COMPENSATORY ARRANGEMENTS WITH EXECUTIVE OFFICERS

     The current compensatory arrangements of (a) each of the four most highly compensated executive officers other than Martin W. Brauns who were serving as executive officers of Interwoven, Inc. (the "Company") at December 31, 2004 and
(b) an additional individual who would have qualified as one the four most highly compensated executive officers other than Mr. Brauns had he remained an executive officer through December 31, 2004, are described below.

     John J. Bara, Senior Vice President of Marketing. Mr. Bara's 2005 base salary is $210,000 and his 2005 on-target incentive pay is $100,000. All of his incentive pay is determined under the 2005 Executive Officer Incentive Bonus Plan. In addition, Mr. Bara holds stock options that will immediately vest as to 50% of the number of any unvested shares subject to such options in connection with a change in control of the Company that involves the termination of his employment without cause. As of December 31, 2004, 78,343 unvested shares, with a weighted average exercise price of $12.99 per share, were subject to stock options containing this benefit. Mr. Bara's employment is "at will" and may be terminated at any time, with or without formal cause.

     John E. Calonico, Jr., Senior Vice President and Chief Financial Officer. Mr. Calonico's 2005 base salary is $220,000 and his 2005 on-target incentive pay is $100,000. All of his incentive pay is determined under the 2005 Executive Officer Incentive Bonus Plan. In addition, Mr. Calonico holds stock options that will immediately vest as to 100% or 50% of the number of any unvested shares subject to such options in connection with a change in control of the Company that involves the termination (without cause) or constructive termination of his employment within 12 months following the change in control. As of December 31, 2004, 24,905 and 55,904 unvested shares, with a weighted average exercise price of $4.10 and $10.66 per share, were subject to stock options containing these 100% and 50% acceleration benefits. Mr. Calonico's employment is "at will" and may be terminated at any time, with or without formal cause.

     Scipio M. Carnecchia, Senior Vice President of Worldwide Sales. Mr. Carnecchia's 2005 base salary is $200,000 and his 2005 on-target incentive pay is $275,000. The amount of incentive pay that Mr. Carnecchia may be paid consists of commissions for software license bookings and professional services revenue. Those commissions are earned and paid quarterly upon attainment of quarterly goals for software license bookings and professional services revenue, and quarterly goals for that revenue less the cost of the sales organization to attain that revenue. In addition, Mr. Carnecchia holds stock options that will immediately vest as to 50% of the number of any unvested shares subject to such options in connection with a change in control of the Company that involves the termination of his employment without cause. As of December 31, 2004, 64,845 unvested shares, with a weighted average exercise price of $12.12 per share, were subject to stock options containing this benefit. Mr. Carnecchia's employment is "at will" and may be terminated at any time, with or without formal cause.

     Steven J. Martello, Senior Vice President of Client Services. Mr. Martello's 2005 base salary is $225,000 and his 2005 on-target incentive pay is $125,000. Of this incentive pay, $25,000 is determined under the 2005 Executive Officer Incentive Bonus Plan; the balance consists of commissions on revenue from professional services revenue. Those commissions are earned and paid quarterly upon attainment of quarterly goals for professional services revenue, and quarterly goals for that revenue less the cost to provide the professional services. In addition, Mr. Martello holds stock options that will immediately vest as to 50% of the number of any unvested shares subject to such options in connection with a change in control of the Company that involves the termination of his employment without cause. As of December 31, 2004, 76,964 unvested shares, with a weighted average exercise price of $12.45 per share, were subject to stock options containing this benefit. Mr. Martello's employment is "at will" and may be terminated at any time, with or without formal cause.

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     Rafiq R. Mohammadi, Chief Technology Officer. Mr. Mohammadi's 2005 base salary is $200,000 and his 2005 on-target incentive pay is $100,000. All of his incentive pay is determined under the 2005 Executive Officer Incentive Bonus Plan. In addition, Mr. Mohammadi holds stock options that will immediately vest as to 50% of the number of any unvested shares subject to such options in connection with a change in control of the Company that involves the termination (without cause) or constructive termination of his employment within 12 months following the change in control. As of December 31, 2004, 63,977 unvested shares, with a weighted average exercise price of $13.41 per share, were subject to stock options containing these 100% and 50% acceleration benefits. Although the Company continues to employ Mr. Mohammadi, he ceased serving as an executive officer in October 2004. Mr. Mohammadi's employment is "at will" and may be terminated at any time, with or without formal cause.

     All of these officers are eligible to participate in the Company's various benefit plans, including its medical, dental and vision benefit plans and its 401(k) plan.